Exhibit 31.2

CERTIFICATION

I, Tammy G. Hedge, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Hollywood Media Corp. (the registrant);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted]; and

5.	[Intentionally omitted].

Date: November 23, 2011	By:	/s/ Tammy G. Hedge
Tammy G. Hedge, Chief Financial Officer (Principal financial and accounting officer)